Contacts:
Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com
Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com

NORTHPOINTE BANCSHARES, INC. REPORTS SECOND QUARTER 2026 RESULTS
GRAND RAPIDS, MICHIGAN, July 21, 2026 – Northpointe Bancshares, Inc. (NYSE: NPB) ("Northpointe" or the "Company"), the holding company for Northpointe Bank, today reported net income to common stockholders of $21.3 million, or $0.60 per diluted share, for the second quarter of 2026. This compares to $21.7 million, or $0.62 per diluted share, for the first quarter of 2026, and $18.0 million, or $0.51 per diluted share, for the second quarter of 2025.
"We continued to deliver consistent profitability and strong financial performance for the first half of 2026," remarked Chuck Williams, Chairman and Chief Executive Officer. "Our performance reflects the continued success in our Mortgage Purchase Program business, with 36% growth in portfolio balances and 42% growth in total loans funded over the prior year. Our year-to-date results demonstrate the strength and resilience of our franchise, and our ability to generate consistent long-term value for shareholders."
Second Quarter 2026 Highlights
•Delivered consistent profitability and financial performance, including:
•Return on average equity of 14.36%, compared to 15.32% in the prior quarter.
•Return on average tangible common equity of 14.69%, compared to 15.71% in the prior quarter (see non-GAAP reconciliation).
•Return on average assets of 1.18%, compared to 1.28% in the prior quarter.
•Efficiency ratio of 54.76%, compared to 54.30% in the prior quarter.
•Continued growth in the balance sheet, including:
•Mortgage Purchase Program ("MPP") balances increased by $77.3 million, or 8% annualized, from the prior quarter. This is net of $489.0 million in balances participated to other institutions at period end, which compares to $412.7 million in the prior quarter.
•First-lien home equity lines which are tied seamlessly to a demand deposit sweep account (the Company commonly refers to these loans as “All-in-One” or “AIO” loans) balances increased by $36.7 million, or 19% annualized.

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•Total deposits increased by $231.9 million, or 19% annualized, primarily driven by higher brokered CDs.
•Asset quality remained stable:
•Non-performing assets decreased by $4.0 million from the prior quarter.
•Net charge-offs remained historically low at $528,000, or 0.03% of average loans (annualized).
•Wholesale funding ratio stable at 63.09% compared to 62.94% in the prior quarter.
•The Company's Board of Directors declared a regular quarterly cash dividend of $0.025 per share, payable on August 4, 2026, to stockholders of record as of July 15, 2026.
Net Interest Income
Net interest income before provision was $42.4 million for the second quarter of 2026, an increase of $1.1 million compared to the first quarter of 2026. The linked quarter increase reflects a $389.5 million increase in average interest-earning assets partially offset by a 9 basis point decrease in net interest margin. As compared to the second quarter of 2025, net interest income before provision increased by $5.9 million, which was driven primarily by a $1.30 billion increase in average interest-earning assets partially offset by an 11 basis point decrease in net interest margin.
Net interest margin was 2.33% for the second quarter of 2026, a decrease of 9 basis points compared to 2.42% in the first quarter of 2026 and a decrease of 11 basis points compared to 2.44% in the second quarter of 2025. The linked quarter decrease was driven primarily by lower average yields on MPP balances reflecting tighter margins and a decrease in the Secured Overnight Financing Rate ("SOFR") over the same period. Average rates paid on interest-bearing liabilities was flat compared to the linked quarter period. The decrease compared to the prior year quarter was driven primarily by lower average yields on interest-earning assets, which outpaced the decrease in average rates paid on interest-bearing liabilities.
Average interest-earning assets at June 30, 2026 increased by $389.5 million from March 31, 2026 and by $1.30 billion compared to June 30, 2025. The increases from both comparable periods reflect the strong growth in MPP and AIO balances, which are the portfolios the Company is focused on strategically growing, partially offset by continued run-off in the remainder of the loan portfolio.
Provision (Benefit) for Credit Losses
The Company recorded total provision for credit losses expense (including both loans and unfunded commitments) of $210,000 in the second quarter of 2026, compared to a provision (benefit) of $445,000 in the first quarter of 2026 and provision expense of $583,000 in the second quarter of 2025. The Company's quarterly provision (benefit) for credit losses reflects net loan charge-offs, along with factors such as loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models.
The Company’s allowance for credit losses was $9.4 million at June 30, 2026, $9.7 million at March 31, 2026 and $12.4 million at June 30, 2025. The allowance for credit losses represented 0.15% of loans held for investment at June 30, 2026, 0.15% of loans held for investment at March 31, 2026 and 0.23% of loans held for investment at June 30, 2025. The majority of the growth in the loans held for investment portfolio has come from MPP or AIO balances, with continued run-off in residential

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mortgage, construction, and other consumer / home equity loans, which carry higher average loss rates. In total, at June 30, 2026, residential mortgage, construction, and other consumer / home equity loans have decreased by $45.0 million from March 31, 2026 and by $216.9 million from June 30, 2025.

The total provision for credit losses expense in the second quarter of 2026 reflected net charge-offs of $528,000, and a decrease of $264,000 in allowance for credit losses, which was primarily attributable to lower levels of non-performing loans and continued change in loan mix, partially offset by slightly higher loss rates from the economic forecasts used in the credit models. The total provision (benefit) in the prior quarter reflected net charge-offs of $266,000, and a decrease of $735,000 in allowance for credit losses, which was primarily attributable to lower delinquent loans and continued run-off in the construction loan portfolio. The total provision expense for credit losses in the prior year quarter reflected net charge-offs of $488,000, and an increase of $60,000 in allowance for credit losses.
Non-interest Income
Non-interest income was $21.9 million for the second quarter of 2026, a decrease of $0.3 million compared to the first quarter of 2026 and a decrease of $0.5 million compared to the second quarter of 2025.

MPP fees, which are driven by total loans funded and participation balances, were $2.3 million for the second quarter of 2026, an increase of $0.3 million compared to the first quarter of 2026 and an increase of $1.0 million compared to the second quarter of 2025. The increases from both comparable periods reflect higher levels of funded loans, along with higher levels of participations, in the MPP business.
Loan servicing fees were $2.3 million for the second quarter of 2026, a decrease of $1.3 million compared to the first quarter of 2026 and an increase of $0.7 million compared to the second quarter of 2025. The changes from both comparable periods reflect changes in the fair value of mortgage servicing rights ("MSRs") primarily attributable to the movement in market interest rates during the respective periods.
Net gain on sale of loans was $17.0 million for the second quarter of 2026, compared to $16.5 million for the first quarter of 2026 and $19.4 million for the second quarter of 2025. Net gain on sale of loans includes the capitalization of new MSRs, changes in fair value of loans, and gains on the sale of loans.
The net gain on sale of loans for the second quarter of 2026 included an increase of $657,000 from the combined change in fair value of loans held for investment and lender risk account ("LRA"), which are both attributable to changes in market interest rates. Excluding these items (see Net Gain on Sale of Loans table below for a reconciliation), net gain on sale of loans was $16.4 million, a decrease of $1.4 million on a comparative basis from the first quarter of 2026 and a decrease of $1.2 million on a comparative basis from the second quarter of 2025. The decreases from both comparable periods reflect lower levels of residential mortgage interest rate lock commitments.

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Non-interest Expense
Non-interest expense was $35.2 million for the second quarter of 2026, an increase of $0.8 million compared to the first quarter of 2026 and an increase of $3.5 million compared to the second quarter of 2025.
Salaries and benefits expense increased by $0.7 million on a linked quarter basis and increased by $2.8 million compared to the second quarter of 2025. The linked quarter increase was driven primarily by higher variable compensation on mortgage production reflecting a higher mix of traditional retail volume during the quarter. The increase compared to the prior year quarter was driven primarily by higher salaries and other compensation and bonus and incentive compensation.
Data processing expenses increased by $0.2 million on a linked quarter basis and increased by $0.4 million compared to second quarter of 2025. The increases from both comparable periods were driven primarily by the timing of certain software expenses.
Other taxes and insurance decreased by $0.3 million on a linked quarter basis, but increased by $0.8 million compared to the second quarter of 2025. The changes for both comparable periods were driven primarily by FDIC assessment expense, which fluctuates with changes in assets, wholesale funding mix and utilization of capital.
Taxes
Income tax expense for the second quarter of 2026 was $7.1 million, compared to $7.3 million for the first quarter of 2026 and $6.3 million for the second quarter of 2025. The Company's effective tax rate was 24.72% for both the second and first quarters of 2026, and was 23.67% for the second quarter of 2025.
Balance Sheet Highlights
Total assets were $7.53 billion at June 30, 2026, representing an increase of $134.1 million compared to March 31, 2026 and an increase of $1.10 billion compared to June 30, 2025. The increases for both comparable periods were driven primarily by growth in loans.
Gross loans held for investment were $6.48 billion at June 30, 2026, an increase of $69.0 million, or 4% annualized, compared to March 31, 2026 and an increase of $983.4 million, or 18%, compared to June 30, 2025. The increases for both comparable periods were driven primarily by growth in MPP balances and AIO loans, which were partially offset by decreases in the remainder of the loans held for investment portfolio. The Company continues to focus on growing these two main portfolios. Outside of these two portfolios, no other significant loans are being added to the loans held for investment portfolio. At June 30, 2026, virtually all of the loan portfolio was comprised of loans collateralized by residential property.
Loans held for sale totaled $312.0 million at June 30, 2026, compared to $297.2 million at March 31, 2026 and $331.2 million at June 30, 2025, and reflect the timing of closing saleable residential mortgage originations.
Total deposits were $5.23 billion at June 30, 2026, an increase of $231.9 million, or 19% annualized, compared to March 31, 2026 and an increase of $759.2 million, or 17%, compared to June 30, 2025. The linked quarter increase was driven primarily by higher levels of brokered deposits. As compared to June 30, 2025, the increase was driven primarily by higher levels of interest bearing demand and

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savings deposits, attributable to the growth in the Company's diversified digital deposit banking platform and new deposit relationships.
Total borrowings were $1.51 billion at June 30, 2026, a decrease of $119.0 million compared to March 31, 2026 and an increase of $237.6 million compared to June 30, 2025. The changes for both comparable periods were driven primarily by fluctuations in the use of short-term lines of credit to meet liquidity needs.
Subordinated debentures were $112.0 million at both June 30, 2026 and March 31, 2026, and $24.2 million at June 30, 2025. The increase from June 30, 2025 reflects a private placement of $20.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes issued during the first quarter of 2026 and $70.0 million in aggregate principal amount of a new 7.50% fixed-to-floating rate subordinated notes issued during the fourth quarter of 2025.
Asset Quality
Net charge-offs were $528,000, or 3 basis points annualized as a percentage of average loans, for the second quarter of 2026. This compares to $266,000, or 2 basis points annualized as a percentage of average loans, for the first quarter of 2026, and $488,000, or 4 basis points annualized as a percentage of average loans, for the second quarter of 2025.
A substantial portion of the Company's non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $86.7 million at June 30, 2026 ($60.0 million excluding guaranteed loans), $90.7 million at March 31, 2026 ($63.4 million excluding guaranteed loans) and $87.1 million at June 30, 2025 ($58.5 million excluding guaranteed loans). Non-performing assets represented 1.15% of total assets at June 30, 2026 (0.80% excluding guaranteed loans), 1.23% at March 31, 2026 (0.86% excluding guaranteed loans) and 1.35% at June 30, 2025 (0.91% excluding guaranteed loans).
Capital
At June 30, 2026, the estimated capital levels for the Company and its subsidiary bank, Northpointe Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes, and the Bank’s capital levels met the necessary requirements to be considered "well-capitalized". The regulatory capital ratios as of June 30, 2026 are estimates, pending completion and filing of the Bank's regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its second quarter of 2026 earnings conference call on July 22, 2026 at 10:00 a.m. E.T. During the call, management will discuss the second quarter of 2026 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares, Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.
Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets,

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constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to amend our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, volatile interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and managing the risks, regulatory uncertainty and operational impacts associated with generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; the impact of a failure in, or breach of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including federal budget disputes, debt ceiling negotiations, government shutdowns or other disruptions affecting government operations); and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, and legislative, regulatory or supervisory actions related to so‑called

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“de‑banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices.
Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income
Loans - including fees	$100,126	$94,913	$86,260	$195,040	$158,332
Investment securities - taxable	61	57	158	117	312
Federal Home Loan Bank ("FHLB") stock - taxable	1,780	1,745	1,553	3,526	3,181
Interest bearing deposits	5,071	4,788	5,122	9,859	10,418
Total interest income	107,038	101,503	93,093	208,542	172,243

Interest expense
Deposits	47,715	44,455	43,582	92,169	79,893
Subordinated debentures	2,519	2,102	678	4,621	1,564
Borrowings	14,382	13,673	12,313	28,055	23,877
Total interest expense	64,616	60,230	56,573	124,845	105,334

Net interest income	42,422	41,273	36,520	83,697	66,909
Provision (benefit) for credit losses	264	(469)	548	(205)	1,932
Provision (benefit) for unfunded commitments	(54)	24	35	(30)	(55)
Net interest income after provision (benefit) for credit losses and unfunded commitments	42,212	41,718	35,937	83,932	65,032

Non-Interest Income
Service charges on deposits and fees	315	264	239	579	419
Loan servicing fees	2,268	3,548	1,525	5,816	2,520
MPP fees	2,306	1,970	1,355	4,276	2,496
Net gain on sale of loans	17,046	16,547	19,351	33,592	37,938
Other non-interest income (loss)	(41)	(184)	(32)	(224)	1,939
Total Non-Interest Income	21,894	22,145	22,438	44,039	45,312

Non-Interest Expense
Salaries and benefits	25,026	24,353	22,234	49,379	42,677
Occupancy and equipment	744	820	918	1,565	1,890
Data processing expense	2,521	2,349	2,155	4,870	4,262
Professional fees	1,362	1,318	1,793	2,680	3,021
Other taxes and insurance	1,987	2,237	1,190	4,224	2,977
Other non-interest expense	3,579	3,358	3,432	6,937	6,267
Total Non-Interest Expense	35,219	34,435	31,722	69,655	61,094

Income before income taxes	28,887	29,428	26,653	58,316	49,250
Income tax expense	7,141	7,274	6,309	14,415	11,658

Net Income	$21,746	$22,154	$20,344	$43,901	$37,592
Preferred stock dividends	453	453	2,296	906	4,503
Net Income Available To Common Stockholders	$21,293	$21,701	$18,048	$42,995	$33,089

Basic Earnings Per Share	$0.61	$0.63	$0.52	$1.24	$1.03
Diluted Earnings Per Share	$0.60	$0.62	$0.51	$1.22	$1.01

Weighted Average Shares Outstanding	34,740,412	34,702,246	34,574,086	34,721,434	32,208,838
Diluted Weighted Average Shares Outstanding	35,416,828	35,260,806	35,218,962	35,339,248	32,833,905

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2026	Mar 31, 2026	June 30, 2025
Assets
Cash and cash equivalents	$538,359	$487,617	$415,659
Equity securities	1,333	1,339	1,329
Debt securities available for sale	4,880	4,884	8,785
FHLB stock	76,099	80,109	69,574
Loans held for sale ("HFS"), at fair value	311,991	297,243	331,199
Loans held for investment ("HFI") (1)	6,480,158	6,411,197	5,496,806
Allowance for credit losses	(9,436)	(9,700)	(12,375)
Net loans	6,470,722	6,401,497	5,484,431

Mortgage servicing rights	23,088	20,608	16,388
Intangible assets, net	1,220	1,367	1,806
Premises and equipment	26,970	27,394	27,479
Other assets	75,289	73,819	74,244
Total Assets	$7,529,951	$7,395,877	$6,430,894

Liabilities
Non-interest-bearing	$261,524	$277,239	$201,449
Interest-bearing	4,971,791	4,724,178	4,272,622
Total Deposits	5,233,315	5,001,417	4,474,071

Borrowings	1,512,500	1,631,496	1,274,929
Subordinated debentures	111,955	111,872	24,181
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	4,637	4,110	3,141
Other liabilities	50,896	51,989	45,295
Total Liabilities	6,918,303	6,805,884	5,826,617

Stockholders' Equity
Preferred stock, common stock and additional paid in capital	206,104	204,875	276,885
Retained earnings	405,634	385,206	327,556
Accumulated other comprehensive loss	(90)	(88)	(164)
Total Stockholders' Equity	611,648	589,993	604,277

Total Liabilities and Stockholders' Equity	$7,529,951	$7,395,877	$6,430,894

(1) Includes $165.6 million, $173.9 million and $175.1 million of loans carried at fair value at June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Selected Financial Highlights

	Three Months Ended			Six Months Ended
	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
PER COMMON SHARE
Diluted earnings per share	$0.60	$0.62	$0.51	$1.22	$1.01
Book value	$17.69	$17.10	$17.58	$17.69	$17.58
Tangible book value (1)	$16.94	$16.35	$14.67	$16.94	$14.67

PERFORMANCE RATIOS
Return on average assets (annualized)	1.18%	1.28%	1.34%	1.23%	1.32%
Return on average equity (annualized)	14.36%	15.32%	13.60%	14.83%	13.40%
Return on average tangible common equity (annualized) (1)	14.69%	15.71%	14.49%	15.19%	14.41%
Net interest margin	2.33%	2.42%	2.44%	2.37%	2.40%
Efficiency ratio (2)	54.76%	54.30%	53.80%	54.53%	54.44%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans HFI	0.15%	0.15%	0.23%	0.15%	0.23%
Allowance for credit losses to loans HFI (excluding fair value loans)	0.15%	0.16%	0.23%	0.15%	0.23%
Allowance for credit losses to non-accrual loans	11.80%	12.07%	15.10%	11.80%	15.10%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	17.19%	17.67%	22.75%	17.19%	22.75%
Net charge-offs	$528	$266	$488	$794	$747
Annualized net charge-offs to average loans	0.03%	0.02%	0.04%	0.02%	0.03%
Non-performing assets to total assets	1.15%	1.23%	1.35%	1.15%	1.35%
Non-performing assets to total assets (excluding guaranteed) (3)	0.80%	0.86%	0.91%	0.80%	0.91%
Non-performing loans to total gross loans	1.23%	1.30%	1.49%	1.23%	1.49%
Non-performing loans to total gross loans (excluding guaranteed) (3)	0.84%	0.90%	1.01%	0.84%	1.01%

SELECTED OTHER INFORMATION
Equity / assets	8.12%	7.98%	9.40%	8.12%	9.40%
Tangible common equity / tangible assets (1)	7.78%	7.63%	7.84%	7.78%	7.84%
Loans / deposits (4)	123.83%	128.19%	122.86%	123.83%	122.86%
Liquidity ratio (5)	7.15%	6.59%	6.46%	7.15%	6.46%
Wholesale funding ratio (6)	63.09%	62.94%	70.71%	63.09%	70.71%

SELECTED MORTGAGE DATA
Residential mortgage originations	$670,607	$693,674	$665,515	$1,364,281	$1,151,020
Residential mortgage interest rate lock commitments	$719,118	$901,682	$753,317	$1,620,800	$1,482,753
Residential mortgage applications	$1,006,895	$1,073,628	$1,096,299	$2,080,523	$2,170,036
MPP total loans funded	$12,806,011	$11,163,102	$9,009,750	$23,969,113	$15,753,867
MPP balances participated (period end)	$489,009	$412,693	$8,644	$489,009	$8,644
Total loans serviced for others (UPB) (7)	$5,498,627	$5,231,083	$4,019,138	$5,498,627	$4,019,138
Loans serviced for others (UPB)	$2,031,256	$1,948,505	$1,596,367	$2,031,256	$1,596,367
Loans sub-serviced for others (UPB)	$3,467,371	$3,282,578	$2,422,771	$3,467,371	$2,422,771
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan / deposits ratio reflects loans HFI as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans HFI and loans HFS.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
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Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,664,882	$100,126	6.03%	$6,297,404	$94,913	6.11%	$5,462,596	$86,261	6.33%
Securities, AFS (3)	6,120	61	4.00%	6,199	57	3.73%	9,916	157	6.35%
Securities, FHLB Stock	76,461	1,780	9.34%	80,109	1,745	8.83%	69,574	1,553	8.95%
Interest bearing deposits	553,686	5,071	3.67%	527,962	4,788	3.68%	463,199	5,122	4.44%
Total Interest Earning Assets	7,301,149	107,038	5.88%	6,911,674	101,503	5.96%	6,005,285	93,093	6.22%
Noninterest Earning Assets (4)	115,708			110,236			105,120
Total Assets	$7,416,857			$7,021,910			$6,110,405

Liabilities
Deposits:
Transaction accounts	$1,254,772	$12,446	3.98%	$1,121,322	$10,912	3.95%	$765,245	$8,394	4.40%
Savings & money market	491,371	4,187	3.42%	534,564	4,614	3.50%	326,396	3,114	3.83%
Time	3,136,971	31,082	3.97%	2,939,195	28,929	3.99%	2,903,158	32,074	4.43%
Total interest-bearing deposits	4,883,114	47,715	3.92%	4,595,081	44,455	3.92%	3,994,799	43,582	4.38%
Sub Debt	116,905	2,519	8.64%	101,378	2,102	8.41%	29,166	678	9.32%
Borrowings	1,455,723	14,382	3.96%	1,401,300	13,673	3.96%	1,249,314	12,313	3.95%
Total interest-bearing liabilities	6,455,742	64,616	4.01%	6,097,759	60,230	4.01%	5,273,279	56,573	4.30%
Noninterest-bearing deposits	301,940			292,437			195,275
Other noninterest-bearing liabilities	51,939			45,273			41,998
Total noninterest-bearing liabilities	353,879			337,710			237,273
Equity	607,236			586,441			599,853
	$7,416,857			$7,021,910			$6,110,405

Net Interest Income		$42,422			$41,273			$36,520
Net Interest Spread (5)			1.87%			1.95%			1.91%
Net Interest Margin (6)			2.33%			2.42%			2.44%
(1)    Loan balance includes loans HFI and loans HFS. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $51,000, $74,000, and $30,000 for the quarters ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
12 of 18

Summary Average Balance Sheet
(Dollars in thousands)
	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,482,158	$195,040	6.07%	$5,069,698	$158,332	6.30%
Securities, AFS (3)	6,159	117	3.83%	9,913	312	6.35%
Securities, FHLB Stock	78,275	3,526	9.08%	69,574	3,181	9.22%
Interest bearing deposits	540,895	9,859	3.68%	475,123	10,418	4.42%
Total Interest Earning Assets	7,107,487	208,542	5.92%	5,624,308	172,243	6.18%
Noninterest Earning Assets (4)	112,988			106,952
Total Assets	$7,220,475			$5,731,260

Liabilities
Deposits:
Transaction accounts	$1,188,416	$23,357	3.96%	$752,548	$16,385	4.39%
Savings & money market	512,848	8,801	3.46%	331,730	6,363	3.87%
Time	3,038,629	60,011	3.98%	2,580,565	57,145	4.47%
Total interest-bearing deposits	4,739,893	92,169	3.92%	3,664,843	79,893	4.40%
Sub Debt	109,184	4,621	8.53%	29,154	1,564	10.82%
Borrowings	1,428,756	28,055	3.96%	1,229,809	23,877	3.92%
Total interest-bearing liabilities	6,277,833	124,845	4.01%	4,923,806	105,334	4.31%
Noninterest-bearing deposits	297,216			203,177
Other noninterest-bearing liabilities	48,530			38,581
Total noninterest-bearing liabilities	345,746			241,758
Equity	596,896			565,696
Total Liabilities and Equity	$7,220,475			$5,731,260

Net Interest Income		$83,697			$66,909
Net Interest Spread (5)			1.91%			1.86%
Net Interest Margin (6)			2.37%			2.40%

(1)    Loan balance includes loans HFI and loans HFS. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $110,000 and $70,000 for the six months ended June 30, 2026 and 2025, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
13 of 18

End of Period Loan Balances
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025

Residential:
Construction	$8,271	$11,008	$27,144
All-in-One (AIO)	797,232	760,550	662,829
Other Consumer/Home Equity	48,127	50,208	54,495
Residential Mortgage (1)	1,668,169	1,728,291	1,859,814
Commercial	20,438	477	856
MPP	3,937,921	3,860,663	2,891,668
Total Loans HFI	6,480,158	6,411,197	5,496,806
Total Loans HFS	311,991	297,243	331,199
Total Gross Loans (HFI and HFS)	$6,792,149	$6,708,440	$5,828,005

(1) Residential mortgage loans consist of closed end first liens, closed end second liens, and land development loans.

End of Period Deposit Balances
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025

Noninterest-bearing demand	$261,524	$277,239	$201,449
Interest-bearing demand	1,359,670	1,299,693	749,479
Savings & money market	473,955	510,807	327,244
Brokered time deposits	2,743,529	2,543,511	2,790,399
Other time deposits	394,637	370,167	405,500
Total deposits	$5,233,315	$5,001,417	$4,474,071

Loan Servicing Fees	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Fees on servicing	$2,388	$2,226	$1,827	$4,614	$3,529
Change in fair value of MSRs (1)	(120)	1,322	(302)	1,202	(1,009)
Total loan servicing fees	$2,268	$3,548	$1,525	$5,816	$2,520

(1) Includes change in fair value and paid in full MSRs.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
14 of 18

Net Gain on Sale of Loans	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Capitalized MSRs	$2,750	$2,238	$902	$4,988	$1,968
Change in fair value of loans (1)	2,706	(3,524)	3,340	(818)	8,018
Gain/loss on sale of portfolio loans (2)	—	—	—	—	—
Gain on sale of loans, net (3)	11,590	17,833	15,109	29,422	27,952
Total net gain on sale of loans	$17,046	$16,547	$19,351	$33,592	$37,938

Total net gain on sale of loans	$17,046	$16,547	$19,351	$33,592	$37,938
Exclude: (increases) decreases in fair value of loans HFI and LRA	(657)	1,221	(1,812)	564	(5,509)
Exclude: Gain/loss on sale of portfolio loans	—	—	—	—	—
Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments	$16,389	$17,768	$17,539	$34,156	$32,429

(1) Includes the change in fair value of interest rate locks, loans HFS, and loans HFI.
(2) Includes proceeds from portfolio loans sales, which are netted against any associated changes in fair value of loans to determine total gain or loss on sale.
(3) Includes (a) net premium on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of LRA.

Salaries and employee benefits	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Salaries and other compensation	$8,827	$8,572	$7,679	$17,399	$15,667
Salary deferral from loan origination	(1,203)	(1,061)	(991)	(2,264)	(1,959)
Bonus and incentive compensation	4,274	4,600	3,564	8,874	7,206
MPP - variable compensation	1,536	1,489	1,058	3,025	1,676
Mortgage production - variable compensation	8,259	7,041	7,730	15,300	13,788
Employee benefits	3,333	3,712	3,194	7,045	6,299
Total salaries and employee benefits	$25,026	$24,353	$22,234	$49,379	$42,677

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
15 of 18

Non-performing Assets
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025

Unguaranteed	$54,888	$54,902	$54,402
Wholly or partially guaranteed	25,073	25,460	27,577
Total non-accrual loans	$79,961	$80,362	$81,979

Unguaranteed	$2,132	$5,146	$3,938
Wholly or partially guaranteed	1,598	1,852	974
Total past due loans (90 days or more and still accruing)	$3,730	$6,998	$4,912

Unguaranteed	$57,020	$60,048	$58,340
Wholly or partially guaranteed	26,671	27,312	28,551
Total non-performing loans	$83,691	$87,360	$86,891

Other real estate owned	$2,980	$3,355	$203

Total non-performing assets	$86,671	$90,715	$87,094

Total non-performing assets (excl wholly or partially guaranteed)	$60,000	$63,403	$58,543

Loans past due 31-89 days	$40,066	$34,639	$44,626

Ratios:
Non-accrual loans to total gross loans	1.18%	1.20%	1.41%
Non-performing loans to total gross loans	1.23%	1.30%	1.49%
Non-performing assets to total assets	1.15%	1.23%	1.35%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.81%	0.82%	0.93%
Non-performing loans to total gross loans	0.84%	0.90%	1.01%
Non-performing assets to total assets	0.80%	0.86%	0.91%

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
16 of 18

Regulatory Capital Ratios (1)	June 30, 2026	Mar 31, 2026	June 30, 2025

Total Capital (to Risk Weighted Assets)
Consolidated	11.62%	11.44%	11.80%
Bank	11.26%	11.05%	11.34%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	9.66%	9.45%	11.15%
Bank	11.10%	10.89%	11.15%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	9.19%	8.97%	9.25%
Bank	11.10%	10.89%	11.15%
Tier 1 Capital (to Average Assets)
Consolidated	8.30%	8.46%	9.98%
Bank	9.54%	9.75%	9.98%

(1) The regulatory capital ratios as of June 30, 2026 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
17 of 18

Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL")) and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports Second Quarter 2026 Results
July 21, 2026
18 of 18

Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended			As of or for the Six Months Ended
(Dollars in thousands)	June 30, 2026	Mar 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Stockholders' equity (GAAP)	$611,648	$589,993	$604,277	$611,648	$604,277
Less: Preferred stock	24,979	24,979	98,734	24,979	98,734
Less: Intangible assets, net of DTL	919	1,029	1,379	919	1,379
Tangible common equity	585,750	563,985	504,164	585,750	504,164
Common shares at end of period	34,581,842	34,494,116	34,364,659	34,581,842	34,364,659
Tangible book value per share	$16.94	$16.35	$14.67	$16.94	$14.67
Book value per share (GAAP)	$17.69	$17.10	$17.58	$17.69	$17.58
Total assets (GAAP)	$7,529,951	$7,395,877	$6,430,894	$7,529,951	$6,430,894
Less: Intangible assets, net of DTL	919	1,029	1,379	919	1,379
Tangible assets	$7,529,032	$7,394,848	$6,429,515	$7,529,032	$6,429,515

Tangible common equity/tangible assets	7.78%	7.63%	7.84%	7.78%	7.84%
Equity to assets (GAAP)	8.12%	7.98%	9.40%	8.12%	9.40%

Net income	$21,746	$22,154	$20,344	$43,901	$37,592
Less: Preferred stock dividends	453	453	2,296	906	4,503
Net income available to common stockholders	21,293	21,701	18,048	42,995	33,089

Annualized net income available to common stockholders	85,406	88,010	72,390	86,703	66,726
Average tangible common equity	581,266	560,361	499,667	570,863	463,075
Return on average tangible common equity	14.69%	15.71%	14.49%	15.19%	14.41%

Annualized net income	87,223	89,847	81,600	88,530	75,807
Average equity	607,236	586,441	599,853	596,896	565,696
Return on average equity (GAAP)	14.36%	15.32%	13.60%	14.83%	13.40%